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                                                                      EXHIBIT 11

                         ROSS SYSTEMS, INC. AND SUBSIDIARIES

                           STATEMENT REGARDING COMPUTATION
                           OF NET EARNINGS (LOSS) PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)


                                                                     Three months ended            Six months ended
                                                                         December 31,                 December 31,
                                                                  -------------------------     --------------------------
                                                                     1996           1995           1996           1995
                                                                     ----           ----           ----           ----
Primary Earnings:
   Net earnings (loss)                                             $      807     $     (202)    $    1,303    $    (3,793)
                                                                   ----------     ----------     ----------    -----------
                                                                   ----------     ----------     ----------    -----------

   Weighted average shares outstanding
      during the period                                                18,471         14,336         18,161         14,322

   Common and common stock equivalent
      shares using the treasury stock method                              599              -            413              -
                                                                   ----------     ----------     ----------    -----------

   Total shares outstanding for purposes of calculating
      primary earnings (loss) per share                                19,070         14,336         18,574         14,322
                                                                   ----------     ----------     ----------    -----------
                                                                   ----------     ----------     ----------    -----------

   Primary earnings (loss) per common
      and common stock equivalent share                            $     0.04     $    (0.01)    $     0.07    $     (0.26)
                                                                   ----------     ----------     ----------    -----------
                                                                   ----------     ----------     ----------    -----------

Fully Diluted Earnings:  (*)
   Net earnings (loss)                                             $      807     $     (202)    $    1,303    $    (3,793)
                                                                   ----------     ----------     ----------    -----------
                                                                   ----------     ----------     ----------    -----------

   Weighted average shares outstanding
      during the period                                                18,471         14,336         18,161         14,322

   Common and common stock equivalent
      shares using the treasury stock method                              913              -            883              -
                                                                   ----------     ----------     ----------    -----------

   Total shares outstanding for purposes of calculating
      fully diluted earnings (loss) per share                          19,384         14,336         19,044         14,322
                                                                   ----------     ----------     ----------    -----------
                                                                   ----------     ----------     ----------    -----------

   Fully diluted earnings (loss) per common
      and common stock equivalent share                            $     0.04     $    (0.01)    $     0.07    $     (0.26)
                                                                   ----------     ----------     ----------    -----------
                                                                   ----------     ----------     ----------    -----------



(*)This calculation for FY 1996 is submitted in accordance with Securities Exchange Act of 1934 Realease No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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